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METROPOLITAN SERIES FUND, INC.
SUB-TEM 77C SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At a Special Meeting of Shareholders of the portfolios listed below held on January 18, 2005, the respective shareholders voted for the following proposals:

1. To approve, with respect to the BLACKROCK AGGRESSIVE GROWTH PORTFOLIO (formerly State Street Research Aggressive Growth Portfolio), a new advisory agreement between MetLife Advisers, LLC and Metropolitan Series Fund, Inc.

    For: 44,355,791
    Against: 1,991,761
    Abstain: 3,330,752

2. To approve, with respect to the BLACKROCK AGGRESSIVE GROWTH PORTFOLIO (formerly State Street Research Aggressive Growth Portfolio), a new subadvisory agreement between MetLife Advisers, LLC and BlackRock Advisors, Inc.

    For: 44,225,435
    Against: 2,055,700
    Abstain: 3,397,169

3. To approve, with respect to the BLACKROCK DIVERSIFIED PORTFOLIO (formerly State Street Research Diversified Portfolio), a new advisory agreement between MetLife Advisers, LLC and Metropolitan Series Fund, Inc.

    For: 113,487,407
    Against: 4,495,415
    Abstain: 7,708,906

4. To approve, with respect to the BLACKROCK DIVERSIFIED PORTFOLIO (formerly State Street Research Diversified Portfolio), a new subadvisory agreement between MetLife Advisers, LLC and BlackRock Advisors, Inc.

    For: 113,282,430
    Against: 4,588,705
    Abstain: 7,820,594

5. To approve, with respect to the BLACKROCK LARGE CAP VALUE PORTFOLIO (formerly State Street Research Large Cap Value Portfolio), a new advisory agreement between MetLife Advisers, LLC and Metropolitan Series Fund, Inc.

    For: 7,915,308
    Against: 227,791
    Abstain: 347,809

6. To approve, with respect to the BLACKROCK LARGE CAP VALUE PORTFOLIO (formerly State Street Research Large Cap Value), a new subadvisory agreement between MetLife Advisers, LLC and BlackRock Advisors, Inc.

    For: 7,859,406
    Against: 269,482
    Abstain: 362,020

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7.  To approve, with respect to the BLACKROCK STRATEGIC VALUE PORTFOLIO
    (formerly State Street Research Aurora Portfolio), a new advisory agreement between MetLife Advisers, LLC and Metropolitan Series Fund, Inc.

    For: 47,524,910
    Against: 2,039,216
    Abstain: 2,169,045

8. To approve, with respect to the BLACKROCK STRATEGIC VALUE PORTFOLIO (formerly State Street Research Aurora Portfolio), a new subadvisory agreement between MetLife Advisers, LLC and BlackRock Advisors, Inc.

    For: 47,017,409
    Against: 2,163,000
    Abstain: 2,552,763

9. To approve, with respect to the BLACKROCK INVESTMENT TRUST PORTFOLIO (formerly State Street Research Investment Trust Portfolio), a new advisory agreement between MetLife Advisers, LLC and Metropolitan Series Fund, Inc.

    For: 65,652,698
    Against: 3,116,097
    Abstain: 4,808,317

10. To approve, with respect to the BLACKROCK INVESTMENT TRUST PORTFOLIO (formerly State Street Research Investment Trust Portfolio), a new subadvisory agreement between MetLife Advisers, LLC and BlackRock Advisors, Inc.

    For: 65,446,060
    Against: 3,221,430
    Abstain: 4,949,622

11. To approve, with respect to the BLACKROCK BOND INCOME PORTFOLIO (formerly State Street Research Bond Income Portfolio), a new subadvisory agreement between MetLife Advisers, LLC and BlackRock Advisors, Inc.

    For: 8,050,317
    Against: 255,325
    Abstain: 635,059

12. To approve, with respect to the BLACKROCK LEGACY LARGE CAP GROWTH PORTFOLIO (formerly State Street Research Large Cap Growth Portfolio), a new subadvisory agreement between MetLife Advisers, LLC and BlackRock Advisors, Inc.

    For: 25,955,422
    Against: 1,032,724
    Abstain: 2,053,809

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13. To approve, with respect to the BLACKROCK MONEY MARKET PORTFOLIO (formerly
    State Street Research Money Market Portfolio), a new subadvisory agreement between MetLife Advisers, LLC and BlackRock Advisors, Inc.

    For: 5,118,585
    Against: 130,666
    Abstain: 347,371

At a Special Meeting of Shareholders of the Met/Putnam Voyager Portfolio held on April 29, 2005, the respective shareholders voted for the following proposal:

1. To approve an Agreement and Plan of Reorganization with respect to the acquisition of MET/PUTNAM VOYAGER PORTFOLIO by Jennison Growth Portfolio, each a series of the Metropolitan Series Fund, Inc.

    For: 14,236,536
    Against: 248,767
    Abstain: 655,504